                                                                EXHIBIT 10.11(i)

        [INDICATED PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT]


================================================================================

                             DATA LICENSE AGREEMENT

================================================================================

                                     BETWEEN
                       NAVIGATION TECHNOLOGIES CORPORATION
                                       AND
--------------------------------------------------------------------------------

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                   (LICENSEE)

--------------------------------------------------------------------------------

THIS DATA LICENSE AGREEMENT ("Agreement") is made and entered into between Navigation Technologies Corporation ("NAVTECH") and LICENSEE as of the Effective
Date:

1.       ARTICLE 1

         1.1      Effective Date:     [redacted]


         1.2      Expiration Date:    [redacted]


         1.3      NAVTECH Place of    Delaware
                  Incorporation:

         1.4      LICENSEE Place of   Delaware
                  Incorporation:

         1.5      NAVTECH Address:    Navigation Technologies Corporation
                                      Suite 400
                                      10400 West Higgins Road
                                      Rosemont, Illinois 60018
                                      Attn: General Counsel
                                      Phone: (847) 795-7000
                                      Fax: (847) 699-8057

         1.6      LICENSEE Address:   Harman International Industries,
                                        Incorporated
                                      30 Oak Hollow
                                      Suite 240
                                      Southfield, Michigan 48034
                                      Attn: John Peracchio
                                      Phone: (248) 353-9700, ext. 152
                                      Fax: (248) 353-8630

                  ARTICLES 2-6: DEFINITIONS AND TERMS OF GRANT

2.       DEFINITIONS

2.1 "Application" shall mean a product, apparatus, service or system specifically identified in a Territory License for which use of the NavTech Data is authorized.

2.2 "Copy" shall mean any reproduction in any form on a single storage media (of a type as may be specified in a Territory License) of all or any portion of the NavTech Data.

2.3 "End-User" shall mean any entity or person who receives or uses a Copy of the NavTech Data or information contained therein or derived therefrom for personal use in an Application with no right to sublicense the Copy.

2.4 "Intellectual Property Rights" shall mean patent rights, copyrights, trademarks, service marks, and any and all other statutory and legal rights and protections available under applicable laws for the protection of intellectual property.

2.5 "Licensed Territory" shall mean the geographical area as specified in a Territory License.

2.6 "NAVTECH" shall also include its subsidiaries, collectively and singly, unless the context clearly requires otherwise.

2.7 "NavTech Data" shall mean the geographic data of the Licensed Territory made by or for, and generally released by, NAVTECH and limited to the contents specified in a Territory License.

2.8 "Territory License" shall mean each fully executed Schedule which is attached to this Agreement. To the extent that any of the provisions of a Territory License are inconsistent with, or conflict with, any of the provisions of this Agreement, the provisions of such Territory License shall prevail.

3.       PARTIES

3.1 Legal Corporation. Each party represents and warrants that it is a corporation duly organized and existing under the laws of its Place of Incorporation identified for such party in ARTICLE 1 of this Agreement and is in good standing under such laws.

3.2 Authority for Agreement. Each party represents and warrants that: it has the requisite corporate power to enter into this Agreement and to perform under this Agreement according to its terms; all actions on its own part and on the part of its directors and stockholders necessary for the authorization, execution, delivery, and performance of this Agreement have been taken as of the Effective Date; and its execution, delivery, and performance of this Agreement will not result in any material violation of any agreement to which it is a party nor any law to which it is subject.

3.3 Successors and Assigns. The rights and obligations of each party under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent will not be unreasonably withheld, except that NAVTECH may assign this Agreement to any entity that acquires substantially all of its stock, assets or business. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4 No Third Party Beneficiaries. This Agreement is between NAVTECH and LICENSEE. No third party beneficiaries are intended.

3.5 Independent Contractors. The relationship of NAVTECH and LICENSEE established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (a) give either party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

4.       GRANT OF LICENSE

4.1 License. Subject to LICENSEE's performance of its obligations under this Agreement, NAVTECH hereby grants LICENSEE with respect to each Territory License a non-exclusive, non-transferable (except as set forth in Section 3.1 (Successors and Assigns)), non-sublicensable license under NAVTECH's Intellectual Property Rights to [redacted]

4.2 Additional Licenses. Subject to future agreement of the parties, NAVTECH may grant future Territory Licenses to LICENSEE covering [redacted]. Any such license shall be set forth as an additional Territory

Harman Data License Agreement         CONFIDENTIAL                       Page 2

         License, shall be signed by the appropriate parties, and shall be subject to all of the terms and conditions of this Agreement except to the extent such Territory License expressly indicates otherwise.

4.3 End-User Licenses. Each present and future Territory License shall include an attachment containing end-user terms promulgated and/or approved by NAVTECH which, among other things, restrict use of the NavTech Data to licensed Applications ("End-User Terms"). LICENSEE shall provide each End-User, in a form and manner of presentation approved in advance in writing by NAVTECH, with a copy of the End-User Terms. NAVTECH reserves the right to amend and/or replace End-User Terms and the form and manner of presentation thereof after providing 90 days advance written notice to LICENSEE. In addition to the foregoing, LICENSEE shall provide each End-User with any and all legally required and otherwise necessary and appropriate training, instruction, warnings, disclaimers, and safety information.

5.       FEES & PAYMENT

5.1 License Fees. LICENSEE shall pay NAVTECH license fees in the amounts specified in each Territory License. Such license fees are due on the dates set forth in each Territory License.

5.2 Minimum Annual License Fees. LICENSEE shall pay NAVTECH the amount of any minimum annual license fees ("Minimum Annual License Fees") specified in each Territory License. Minimum Annual License Fees are due on the dates specified in each Territory License. Unless otherwise specifically set forth in a Territory License:

         5.2(a)   [redacted]

         5.2(b)   [redacted]

5.3 Fees on Payments. In addition to all fees and charges required to be paid by LICENSEE to NAVTECH under this Agreement, LICENSEE shall be responsible for and shall pay any and all fees, currency conversion costs, withholdings, taxes, and other costs or charges on such payments and transfers to NAVTECH, exclusive of any income taxes calculated on NAVTECH's net income.

5.4 Date of Payments. LICENSEE shall pay NAVTECH any and all fees and other charges required under this Agreement within 30 days of the applicable due dates as set forth herein.

5.5 Manner of Payment. All payments made by LICENSEE to NAVTECH hereunder shall be made by means of good funds or telegraphic transfer of funds in the currency (or officially invoked successor thereof) and to the bank account specified in each Territory License.

5.6      License Fee Adjustments. [redacted]

5.7 Payment Default. In the event that LICENSEE is late or otherwise in default with respect to any payment due hereunder, LICENSEE shall pay to NAVTECH interest at [redacted] on the sum due from the due date of the payment until the full payment thereof.

5.8 License Fee Reports. On or before the 10th day of each calendar month, LICENSEE shall provide NAVTECH with a written license fee report certified by an authorized representative of LICENSEE, which report shall set forth the license fee and other charges due and the basis of calculation thereof as well as such other information NAVTECH may reasonably request, including, without limitation, [redacted].

5.9 Right to Audit. LICENSEE shall keep and maintain detailed and accurate books and records with regard to license fees and the basis of calculation thereof for a period of three (3) years after the applicable payment of license fees. NAVTECH shall


Harman Data License Agreement         CONFIDENTIAL                       Page 3
         have the right, at its own expense, on reasonable notice and not more often than once annually, to inspect and audit LICENSEE's records and other relevant information for the purpose of verifying the amount of license fees and other charges due and LICENSEE's compliance with the terms and conditions of this Agreement. Any inspection and audit of business records shall occur within eighteen (18) months following the applicable fee payment and shall be during reasonable business hours at the location where LICENSEE maintains such records. NAVTECH shall maintain the confidentiality of such records to the extent required under ARTICLE 16, and shall put the information and records inspected to no other use than the verification of license fees due [redacted]. LICENSEE shall pay NAVTECH any amount shown to be due by an audit within 10 days of completion of the audit [redacted].

6.       TERM & TERMINATION

6.1 Term. Unless terminated as provided herein, the term of this Agreement is from the Effective Date through the Expiration Date and any extension thereof pursuant to Section 6.2. The term of each Territory License shall be as specified therein, but in no event beyond the term of this Agreement or any extension thereof.

6.2 Term Extension. The term of this Agreement shall automatically extend for additional one (1) year periods, unless either party delivers written notice of termination to the other at least six (6) months prior to the expiration of the term of this Agreement or any extension thereof.

6.3 Termination for Breach. If either party materially breaches any of the terms of this Agreement, and fails to cure such a breach within 30 days after receiving written notification of such breach from the non-breaching party, the non-breaching party may immediately terminate this Agreement and may, in addition to all other remedies available at law and in equity, protect its interests by any means available to it.

6.4 Obligations On Termination. Immediately following termination or expiration of this Agreement or any Territory License for any reason, LICENSEE shall cease any and all use and distribution of the NavTech Data, undistributed Copies, information and services derived therefrom, related documentation, and all other information and materials provided by NAVTECH to LICENSEE under the Agreement or Territory License, respectively, and LICENSEE shall return all of the foregoing items and materials to NAVTECH within 30 days of such termination or expiration.

                   ARTICLES 7-9: DELIVERY, QUALITY AND SUPPORT

7.       DELIVERY

         [redacted]

8.       QUALITY

8.1      Updating & Quality. [redacted]

8.2      Specification Changes. [redacted].


Harman Data License Agreement         CONFIDENTIAL                       Page 4

         [redacted]

8.3      Error Reporting. [redacted]

9.       LICENSEE TEST PRODUCTS

         [redacted]


                     ARTICLES 10-11: RIGHTS AND RESTRICTIONS

10.      RIGHTS IN NAVTECH DATA

10.1     NavTech Ownership. [redacted]

10.2 Rights Reserved. LICENSEE acknowledges that NAVTECH and its licensors and suppliers own all Intellectual Property Rights in and to the NavTech Data. NAVTECH and its licensors and suppliers retain all such rights under this Agreement.

11.      RESTRICTIONS ON USE

11.1     Restrictions.

         11.1(a)  [redacted]

         11.1(b)  [redacted]

         11.1(c)  [redacted]

         11.1(d) Any uses of the NavTech Data not expressly authorized herein, [redacted] are expressly prohibited.

         11.1(e)  [redacted]

11.2 Export Control. LICENSEE shall not export from anywhere any part of the NavTech Data or any direct product thereof except in compliance with, and with all licenses and approvals required under, applicable export laws, rules and regulations. [redacted]

11.3 Reverse Engineering. LICENSEE agrees not to disassemble, decompile or otherwise reverse engineer the NavTech Data.

11.4     [redacted]

Harman Data License Agreement         CONFIDENTIAL                       Page 5

[redacted]

11.5     [redacted]

                        ARTICLE 12: MARKETING AND LEGENDS

12.      MARKETING

12.1     Display of Marks, Legends & Notices. [redacted]

12.2 License of Marks & Legends. During the term of this Agreement, NAVTECH grants LICENSEE a non-exclusive, non-transferable, non-sublicensable right to use the NAVTECH Marks & Legends as required under Section
         12.1. [redacted]. Nothing stated herein shall constitute a grant or other transfer to LICENSEE of any right, title or interest in the NAVTECH Marks or any other Intellectual Property Rights of NAVTECH. Upon termination or expiration of this Agreement for any reason, LICENSEE shall immediately cease all use of NAVTECH Marks.

12.3     Demonstrations. [redacted]

           ARTICLES 13-15: DISCLAIMER, LIMITATION AND INDEMNIFICATION

13.      DISCLAIMER

         [redacted]

14.      LIMITATION ON LIABILITY

14.1     Limits on Liability.

         14.1(a) [redacted]

Harman Data License Agreement         CONFIDENTIAL                       Page 6

         [redacted].

         14.1(b) [redacted]

14.2 Force Majeure. Neither party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations under this Agreement, during any period in which such performance is delayed due to circumstances beyond its reasonable control, provided such party notifies the other of the delay.

15.      INDEMNIFICATION

15.1 General Indemnification. Except as provided in Section 15.2, LICENSEE shall indemnify and hold harmless NAVTECH and its officers, directors, employees, agents and affiliates from and against any and all liabilities arising out of any cause or event which is attributable to its use or possession of the NavTech Data or its failure to perform or comply with any term of this Agreement, including but not limited to liabilities for personal injury or product liability.

15.2 Intellectual Property Indemnification. Subject to LICENSEE's performance of its obligations under this Agreement, NAVTECH shall defend or settle at its expense any claim or suit against LICENSEE arising out of or in connection with an assertion that the NavTech Data infringes any copyrights and NAVTECH shall indemnify and hold harmless LICENSEE from damages, costs, and attorneys' fees, if any, finally awarded in such suit or the amount of the settlement thereof; provided that (i) NAVTECH is promptly notified in writing of such claim or suit,
         (ii) NAVTECH shall have the sole control of the defense and/or settlement thereof, and (iii) LICENSEE furnishes to NAVTECH, on request, all relevant information available to LICENSEE and reasonable cooperation for such defense. The foregoing in the Section 15.2 shall be the sole and exclusive indemnity and hold harmless obligations of NAVTECH to LICENSEE with respect to any alleged infringement by the NavTech Data of any third party's Intellectual Property Rights. LICENSEE shall not admit or settle any such claim or suit without the prior written consent of NAVTECH. NAVTECH shall have no obligation under this Section 15.2 if and to the extent that such claim or suit arises from: (1) compliance by NAVTECH with LICENSEE's specifications,
         (2) modification of the NavTech Data other than by NAVTECH, (3) the combination of the NavTech Data with products or services other than those supplied by NAVTECH, (4) LICENSEE continuing any manufacturing, distribution, or licensing after being notified of any allegedly infringing activity or after being informed of or provided with modifications that would have avoided the alleged infringement, or (5) LICENSEE's use of the NavTech Data that is not strictly in accordance with the license granted under this Agreement; LICENSEE will defend, indemnify and hold harmless NAVTECH and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or violation of Intellectual Property Rights or misappropriation excluded from NAVTECH's indemnity obligation by this sentence.



           ARTICLES 16-18: CONFIDENTIALITY, DISPUTES AND CONSTRUCTION

16.      CONFIDENTIALITY

Each party agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are the confidential property of the disclosing party ("Confidential Information" of the disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees in writing. Upon termination of this Agreement or upon request of the disclosing party, the receiving party will return to the disclosing party all Confidential Information of such disclosing party, all documents and media containing such Confidential Information and any and all copies or extracts thereof. The receiving party shall not be obligated under this ARTICLE with respect to information the receiving party can document: (1) is or has become readily publicly available without

Harman Data License Agreement         CONFIDENTIAL                       Page 7
         restriction through no fault of the receiving party or its employees or agents; or (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or (4) was independently developed by employees or consultants of the receiving party without access to such Confidential Information; or (5) is required to be disclosed by order of court of competent jurisdiction.

17.      DISPUTES

17.1 Resolution. Except with respect to Intellectual Property Rights, if a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination hereof, the parties agree to hold a meeting, attended by individuals with decision-making authority, regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 30 days after such meeting, the parties have not succeeded in resolving the dispute, either party may protect its interests by any lawful means available to it. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees

17.2     [redacted]

18.      FORM & EFFECT OF AGREEMENT

18.1 Entire Agreement. This Agreement together with its Schedules and other attachments (if any) constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior negotiations, promises, commitments, undertakings, and agreements of the parties relating thereto.

18.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

18.3 Modification. This Agreement may be modified or amended only by a written instrument duly executed by the parties hereto.

18.4 Waiver of Breach. No waiver of any kind under this Agreement will be deemed effective unless set forth in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver or authorization of any other breach or failure to perform or of any other right arising under this Agreement.

18.5 Notices. All notices required or permitted under this Agreement shall be delivered by hand, fax or nationally recognized overnight courier addressed if to NAVTECH and if to LICENSEE at the NAVTECH Address and the LICENSEE Address, respectively, set forth in ARTICLE 1 of this Agreement, or at such other address as either party shall have furnished to the other in writing. All such notices and other written communications shall be effective (1) if sent by overnight courier, two business days after mailing, and (2) if sent otherwise, upon delivery.

18.6     Survival of Terms. The provisions of ARTICLE 5 (Fees & Payment),
         Section 6.4 (Obligations on Termination), Section 10.2 (Rights Reserved), ARTICLE 11 (Restrictions on Use), Section 12.1 (Display of Marks, Legends & Notices), Section 14.1 (Limits on Liability), ARTICLE 15 (Indemnification), ARTICLE 16 (Confidentiality), ARTICLE 17 (Disputes), Section 18.6 (Survival of Terms) and Section 18.8 (Governing Law), shall survive the termination of this Agreement for any reason.

18.7 Headings. The headings and subheadings used in this Agreement and in the Schedules hereto are only used for convenience of reference, and are not to be considered in construing this Agreement.

18.8 Governing Law. This Agreement shall be construed and governed by the substantive laws of the State of Illinois without giving effect to the conflict of laws provisions. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

18.9 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions hereof shall be unaffected thereby and remain valid and enforceable as if such provision had not been set forth herein. The parties agree to substitute for such provision a valid provision which most closely approximates the intent and economic effect of such severed provision.

18.10 Advice of Counsel. The parties acknowledge that prior to executing this Agreement they have been advised by legal counsel and fully understand and agree


Harman Data License Agreement         CONFIDENTIAL                       Page 8
         to all of their rights and obligations under this Agreement, and that this Agreement is the result of informed negotiations between sophisticated parties. The parties further acknowledge and agree that they have not relied on any representation, inducement, or anything else in executing this Agreement that is not set forth expressly herein.



IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date set forth in
ARTICLE 1 of this Agreement.


NAVIGATION TECHNOLOGIES                     HARMAN INTERNATIONAL INDUSTRIES,
CORPORATION                                 INCORPORATED

/s/ Lawrence M. Kaplan                      /s/ E.C. Summers
---------------------------------           ---------------------------------
Signature                                   Signature

Lawrence M. Kaplan                          E.C. Summers
---------------------------------           ---------------------------------
Name                                        Name

Vice President & General Counsel            Vice President
---------------------------------           ---------------------------------
Title                                       Title

Harman Data License Agreement               CONFIDENTIAL                 Page 9

                                   ADDENDUM 1

The following provisions apply to the NavTech Data for the Licensed Territory of Canada, which may include or reflect data from third party licensors, including Her Majesty the Queen in Right of Canada ("Third Party Data"):

[redacted]


Harman Data License Agreement         CONFIDENTIAL                       Page 10

                                   ADDENDUM 2

The following provisions apply to the NavTech Data for and to the extent indicated respecting any Licensed Territory including any country of EUROPE, which may include or reflect data from respective third party licensors:

[redacted]

Third Party Notices. Any and all Copies and/or packaging relating thereto shall include the respective Third Party Notices set forth below corresponding to the Licensed Territory (or portion thereof) included in such Copy:

         Territory         Notice

         France            "source: Georoute(R)IGN France & BD Carto(R)IGN
                           France"

         Germany "Die Grundlagendaten wurden mit Genehmigung der zust(R)ndigen Behorden entnommen."

                           or

                           "Die Grundlagendaten wurden mit Genehmigung der zustaendigen Behoerden entnommen."

         Great Britain

              -   Until 12/31/05: "Based on Ordnance Survey electronic data and used with the permission of the Controller of Her Majesty's Stationary Office (C) Crown Copyright, 1995."

              -   After 12/31/05: "Based upon Crown Copyright material."

         Italy "Controllato ai sensi della legge N.68 del 2/2/1960. Nulla osta I.G.M. alla diffusione
                           N.86 del 4/3/1996, N.295 del 31/7/1996,
                           N.123 del 14/3/1997, N.372 del 17/9/1997,
                           N.90 del 25/3/1998, N.228 del 23/6/1998 e
                           N.327 del 6/10/1998."

         Sweden            "Based upon electronic data(C)National Land Survey
                           Sweden."

         Switzerland       "Topografische Grundlage:(C)Bundesamt fur
                           Landestopographie."




Harman Data License Agreement         CONFIDENTIAL                       Page 11

                                   ADDENDUM 3

The Data License Agreement by and between NAVTECH and LICENSEE is hereby amended as follows:

[redacted]







Harman Data License Agreement         CONFIDENTIAL                       Page 12

[redacted]








Harman Data License Agreement         CONFIDENTIAL                       Page 13